Exhibit 5.1

January 22, 2026

Palomino Laboratories Inc.

313 Bryant Court

Palo Alto, CA 94301

Ladies and Gentlemen:

We have acted as counsel for Palomino Laboratories Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, as amended through the date hereof (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and resale by the selling stockholders or their permitted transferees of up to 16,083,036 shares of our common stock, $0.0001 par value per share, (the “Common Stock”) consisting of (i) up to 6,504,017 shares of Common Stock issued as part of the units sold in the private placement completed in September and October 2025, with a purchase price of $1.50 per unit, (the “Private Placement Shares”), (ii) up to 1,537,501 shares of Common Stock issued upon the automatic conversion of simple agreements for future equity (“SAFE”) into units sold in such private placement at a purchase price of $1.20 per unit (the “SAFE Shares,” and together with the Private Placement Shares, the “IPO Shares”), and (iii) up to 8,041,518 shares of Common Stock issuable upon the exercise of warrants sold in such private placement (the “Warrants”), with an exercise price of $1.50 per share (the “Warrant Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus, other than as expressly stated herein with respect to the issuance of the securities and the securities issued upon exercise thereunder.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, as amended, and the exhibits thereto, (b) the Company’s Certificate of Incorporation, as amended, (c) the Company’s Bylaws, as amended, (d) certain records of the Company’s corporate proceedings as reflected in its minute books and official shareholder lists, (e) the documents pertaining to the private placement, and (f) such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Delaware and the federal laws of the United States of America.

Based upon the foregoing, it is our opinion that:

(a)	the IPO Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable;
(b)	The Warrants have been duly authorized by all necessary corporate action of the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
(c)	The Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

Our opinions set forth in the paragraph above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ The Crone Law Group P.C.

The Crone Law Group P.C.

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